UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2020

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 10, 2020, U.S. Gold Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gold King Acquisition Corp., a wholly owned subsidiary of the Company (“Acquisition Corp.”), Northern Panther Resources Corporation (“Northern Panther”) and the Stockholder Representative named therein, pursuant to which Acquisition Corp. merged with and into Northern Panther, with Northern Panther surviving as a wholly-owned subsidiary of the Company (such transaction, the “Merger”).

At the closing of the Merger, which occurred on August 11, 2020, the shares of common stock of Northern Panther outstanding immediately prior to the Merger (other than shares held as treasury stock) were converted into and represent the right to receive (i) 581,053 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (ii) 106,894 shares of the Company’s Series H Convertible Preferred Stock, par value $0.001 per share (the “Series H Preferred Stock” and, together with the Common Stock, the “Merger Consideration”), which Series H Preferred Stock is expected to convert into Common Stock on a 1 for 10 basis upon receipt of the approval by the requisite vote of the Company’s stockholders at the next annual general meeting, as described below.

The Series H Preferred Stock to be issued as part of the Merger Consideration is convertible at the option of the holder, subject to an exchange cap, which prohibits the conversion of the Series H Preferred Stock if such conversion would result in a violation of the rules of the Nasdaq Capital Market. Holders of the Series H Preferred Stock have the same voting rights and liquidation preference as holders of Common Stock, on an as-converted basis.

The Common Stock issued pursuant to the Merger Agreement as part of the Merger Consideration is being sold as “restricted stock” subject to the six-month minimum hold period under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to certain leak-out agreements (the “Leak-Out Agreements”) entered into concurrently with the execution of the Merger Agreement by and between the stockholders of Northern Panther and the Company, the shares of Common Stock issued pursuant to the Merger Agreement, including shares issued upon conversion of the Series H Convertible Preferred Stock, are subject to a leak-out provision limiting future share sales of the Company’s Common Stock held by the holders of such shares to no more than 10% of the daily trading volume.

Pursuant to the terms and conditions of the Merger Agreement, the Company’s Board of Directors (the “Board”) accepted Mr. Edward M. Karr’s relinquished his position as President and appointed Mr. George Bee as President of the Company, effective on the closing of the Merger, as more fully described under Item 5.02 below. Mr. Karr remains Chief Executive Officer and a director of the Company. In addition, pursuant to the Merger Agreement, the Company is required to seek the approval of its stockholders for the conversion of the Series H Preferred Stock and nominate Mr. Bee and Mr. Robert Schafer for election to the Board at the next annual general meeting of its stockholders, which the Company anticipates will be held on October 27, 2020 (the “Company Shareholder Meeting”).

The Merger Agreement includes customary representations and warranties of the Company, Acquisition Corp. and Northern Panther. In connection with the Merger, Mr. Luke Norman received a finder’s fee equal to the quotient of (a) 5% of the purchase value for the Merger and (b) the 30-day VWAP of a share of the Company’s common stock as reported on the Nasdaq Capital Market prior to the execution Merger Agreement, which was paid in restricted stock on the closing date of the Merger.

Securities Purchase Agreement

In connection with the Merger, on August 10, 2020, the Company entered into a securities purchase agreement (the “SPA”) with certain investors (the “Purchasers”), pursuant to which the Company sold to the Purchasers in a private placement (i) an aggregate of 921,666 shares of the Company’s Series I Convertible Preferred Stock, par value $0.001 per share (the “Series I Preferred Stock”) and (ii) warrants to purchase an aggregate of 921,666 shares of Common Stock at an exercise price of $6.00 per share (the “Warrants”) for aggregate consideration of $5,530,004. The Series I Preferred Stock has substantially the same terms as the Series H Preferred Stock, except that each share of Series I Preferred Stock is convertible into one share of Common Stock, and is subject to an exchange cap. The Warrants are exercisable in whole or in part at any time, from time to time following the initial exercise date, terminate five years following the issuance, and are subject to an exchange cap. The closing of the issuance and sale of the Series I Preferred Stock and Warrants under the SPA closed on August 11, 2020.

The SPA includes customary representations and warranties and covenants.

The Warrants and the shares of the Company’s Common Stock issuable upon the exercise of the Warrants, the conversion of the Series H Preferred Stock, and the conversion of the Series I Preferred Stock are not being registered under the Securities Act and are being offered pursuant to and in reliance on the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Voting Agreements

On August 10, 2020, concurrently with the execution of the Merger Agreement, certain stockholders of the Company identified therein, including each of the Company’s directors and executive officers, entered into a Voting Agreement with the Stockholder Representative (the “Company Stockholder Agreement”), pursuant to and on the terms and subject to the conditions of which, among other things, each such stockholder agreed to vote (or acted upon by written consent) all of such stockholder’s shares of Company common stock, in favor of the conversion of the Series H Preferred Stock, at the Company Shareholder Meeting. As of August 10, 2020, the stockholder parties to the Company Stockholder Agreement owned 357,836 shares of the Company common stock, representing approximately 12.20% of the Company common stock issued and outstanding at such time. The Company Stockholder Agreement will terminate on the earlier to occur of (i) the conclusion of the Company Shareholder Meeting and (ii) the termination of the Merger Agreement.

Also on August 10, 2020, concurrently with the execution of the Merger Agreement, the stockholders of Northern Panther identified therein, entered into a Voting Agreement with the Company, (the “Northern Panther Stockholder Agreement”), pursuant to and on the terms and subject to the conditions of which, among other things, each such stockholder agreed to vote (or acted upon by written consent) all of such stockholder’s shares of common stock of Northern Panther, among other things, (a) in favor of the adoption of the Merger Agreement (as amended from time to time) and (b) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Northern Panther or any of its subsidiaries and any person or entity other than the Company or any of its affiliates. As of August 10, 2020, the stockholder parties to the Northern Panther Voting Agreement owned all of the issued and outstanding shares of common stock of Northern Panther.

The descriptions of the terms and conditions of the Merger Agreement, the Leak-Out Agreements, the SPA, the Warrants and the Voting Agreements set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Merger Agreement, the Form of Leak-Out Agreement, the SPA, the Form of Common Warrant, the Form of Company Stockholder Agreement and the Form of Northern Panther Stockholder Agreement, which are attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the shares of Common Stock and Series H Preferred Stock to be issued as Merger Consideration, the Series I Preferred Stock, the Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 11, 2020, Edward M. Karr relinquished his title as President of the Company. Mr. Karr will continue to serve in his positions as Chief Executive Officer and Director of the Company. Mr. Karr’s relinquishment of his title of President was not due to any disagreements with the Company or its management.

Effective August 11, 2020, the Company’s Board of Directors appointed Mr. George Bee as President of the Company, to serve until a successor is chosen and qualified, or until his earlier resignation or removal. Mr. Bee, age 62, is a senior mining industry executive, with deep operational experience. He has an extensive career operating and developing world-class gold mining projects throughout the world. Mr. Bee was the past President, CEO and Director of Andina Minerals Inc. He served on the Board of Directors of Peregrine Metals, which was acquired by Stillwater Mining Company. Previously, he was Chief Operating Officer at Aurelian Resources Inc. where he was primarily responsible for the development of the Fruta del Norte Project in Ecuador. Prior to that Mr. Bee was Director, Technical Projects for Barrick Gold Corporation (“Barrick”). Mr. Bee has more than 30 years of experience operating and developing world-class mines and projects, including an eight-year tour with Barrick in Latin America during his 16-year service with the company. Having been part of the team that developed Goldstrike in phases between 1988 and 1995, he left Goldstrike as Mine Manager. Between 1998 and 2007, he returned to Barrick to complete the construction of the Pierina mine, and continued as Operations Manager until he was reassigned to Chile and Argentina. As General Manager, he formed and led the team responsible for the successful development of the Veladero mine in 2005. After leaving Barrick, he became President and CEO of Andina Minerals Inc., before moving on to become CEO at Jaguar Mining Inc. Mr. Bee is a graduate of the Camborne School of Mines in Cornwall, United Kingdom.

Concurrent with the appointment of Mr. Bee as President of the Company, the Company entered into a letter of employment with Mr. Bee (the “Employment Letter”), pursuant to which Mr. Bee shall receive (a) $300,000 annual compensation, to be paid in cash, and (b) receive reimbursement for his monthly healthcare premiums.

None of these arrangements are related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

The descriptions of the terms and conditions of the Employment Letter set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Employment Letter, which is attached hereto as Exhibit 10.6, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2020, the Company filed a Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the Series H Preferred Stock (the “Series H Certificate of Designation”) with the Secretary of State of the State of Nevada amending its Articles of Incorporation to establish the Series H Preferred Stock and the number, relative rights, powers, preferences, privileges and restrictions thereof. Pursuant to the Series H Certificate of Designations, 106,984 shares of preferred stock have been designated as Series H Preferred Stock.

Also on August 11, 2020, the Company filed a Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the Series I Preferred Stock (the “Series I Certificate of Designation”) with the Secretary of State of the State of Nevada amending its Articles of Incorporation to establish the Series I Preferred Stock and the number, relative rights, powers, preferences, privileges and restrictions thereof. Pursuant to the Series I Certificate of Designations, 921,666 shares of preferred stock have been designated as Series I Preferred Stock.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the relative rights, powers, preferences, privileges and restrictions of the Series H Preferred Stock and the Series I Preferred Stock is incorporated herein by reference. The description of the relative rights, powers, preferences, privileges and restrictions of the Series H Preferred Stock and Series I Preferred Stock set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Series H Certificate of Designation and the Series I Certificate of Designation, which are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 8.01 Other Events.

On August 12, 2020, the Company issued a press release announcing the transactions described above under Item 1.01 of this Current Report on Form 8-K. On August 13, 2020, the Company issued a press release announcing George Bee’s appointment as President of the Company. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Series H Certificate of Designation
3.2	Series I Certificate of Designation
4.1	Form of Warrant
10.1	Agreement and Plan of Merger, dated as of August 10, 2020, by and among the Company, Acquisition Corp., Northern Panther and the Stockholder Representative named therein.
10.2	Form of Leak-Out Agreement
10.3	Securities Purchase Agreement, dated as of August 10, 2020, by and among the Company and the Purchasers signatory thereto.
10.4	Form of Company Stockholder Agreement
10.5	Form of Northern Panther Stockholder Agreement
10.6	Employment Letter, dated as of August 10, 2020, by and between the Company and George Bee.
99.1	Press Release, dated August 12, 2020.
99.2	Press Release, dated August 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2020	U.S. GOLD CORP.

	By:	/s/ Edward M. Karr
Edward M. Karr, Chief Executive Officer